Exhibit 99.1

BioTime Announces Issuance of 14 Patents in the Fields of Regenerative Medicine, and Cancer Diagnosis and Therapy

- New issued patents add to existing estate of over 600 patents and patent applications worldwide in the emerging field of pluripotent stem cell technology -

ALAMEDA, Calif.--(BUSINESS WIRE)--July 14, 2014--BioTime, Inc. (NYSE MKT:BTX) announced today the issuance of 14 new patents to BioTime and its subsidiary companies. The patents issued in Australia, Canada, China, Japan, and the United States, cover a wide range of core technologies foundational to BioTime’s businesses. The new patents add to the largest known patent estate under one corporate umbrella in the field of pluripotent stem cell technology known as “regenerative medicine” with over 600 existing patents and patent applications owned or licensed to BioTime and its subsidiaries worldwide.

“As a biotechnology company, our intellectual property portfolio is an important asset that supports our product development programs and drives value in our business transactions,” said Dr. Michael D. West, Ph.D., BioTime’s Chief Executive Officer. “The new patents are expected to contribute to shareholder value for BioTime generally, for our corporate partners, and for our individual subsidiary businesses that are focused on applying our platform technologies to specific medical applications. These patents also provide BioTime with new opportunities to partner critical stem cell technologies with companies developing and commercializing advanced technologies in the regenerative medicine field.”

Background

BioTime is a leader in the emerging field of regenerative medicine whose foundation is based on pluripotent stem cell technology. Its current leadership position is in part based on the early nature of the research performed by its inventors. Scientists at BioTime, and its subsidiary Asterias Biotherapeutics, Inc. previously led the world in isolation of the first human pluripotent stem cells known as human embryonic stem cells. These first-in-class intellectual property assets originally built at Geron Corporation are now being developed within Asterias. Being the first company in the world to have access to these cells, our scientists and our collaborators were able to file numerous broad foundational patents in the field such as US patent number 8,637,311 described herein which claims human embryonic stem cells cultured on a matrix free of feeder cells wherein the stem cells are genetically modified.

In competition with Geron, the Singapore-based company ES Cell International and Cell Cure Neurosciences Ltd also built key assets and were later acquired as subsidiaries of BioTime. In addition, after leaving Geron in 1998, Dr. West led the competing company Advanced Cell Technology from 1998-2005 and after coming to BioTime he licensed certain other key patent applications from ACT. These included compositions and methods for deriving more than 200 purified lineages of cells, a technology known as “PureStem®” (US Patent number 8,685,386) as well as US Patent number 8,753,884 which describes an important and broad pathway of making all human cell types without ever creating or using human embryonic or induced pluripotent stem cells.

Pluripotent stem cells are capable for the first time in the history of medicine of becoming all the cell types of the human body. The unlimited replicative capacity of pluripotent stem cells also allows for the first time, the production of master cell banks of the stem cells from which any human cell type can be manufactured in limitless quantities. This power to make the hundreds of cell types that comprise the human body combine with the massive scalability of the manufacturing platform, together leads to the interest the scientific and pharmaceutical communities have in using the technology to manufacture cells, instead of drugs, that can be used to regenerate tissues impaired by injury or degenerative disease. The rapid rise in age-related degenerative diseases such as age-related macular degeneration, arthritis, coronary disease, Parkinson’s, and stroke, to name a few, make regenerative medicine one of the most anticipated new technologies for the future of health care.

New Patents Owned by BioTime or one of its subsidiaries:

United States patent 8,685,386 – This patent is based on work performed at BioTime on the PureStem® cell lines capable of becoming cell types useful in the repair of cartilage and bone. The claims cover certain PureStem® cell types as well as certain products made from them used in patients. Titled “Methods and Compositions for In Vitro and In Vivo Chondrogenesis,” this patent is one of numerous patents useful to BioTime’s subsidiary OrthoCyte Corporation.

United States patent 8,728,457 – Methods of inducing the differentiation of embryonic stem cells into mesodermal cells (one of the three major branches of cell types in the human body that includes heart muscle and blood vessel cells) by contacting the stem cells with certain cells from one of the other major branches of cells (such as the endoderm or ectoderm). The patent relates to methods of making cardiomyocytes and vascular endothelial cells and is therefore useful for BioTime’s subsidiary ReCyte Therapeutics, Inc.

United States patent 8,637,311 – The claims in this patent related to human embryonic stem cells that are cultured on extracellular matrix free of feeder cells and that are genetically modified.

Australia patent 2012203810 – Methods and Compositions for the Treatment and Diagnosis of Bladder Cancer. The patent relates to methods of detecting bladder cancer by contacting a sample from a subject with agents that bind certain proprietary markers expressed in patients with bladder cancer. The patent is useful for BioTime’s subsidiary OncoCyte Corporation for its cancer diagnostic product development.

Australia patent 2010200610 – The claims in this patent relate to cell cultures comprising endoderm cells, one of the three major lineages of cells that make up the human body. In particular, endoderm cells make cells of internal organs such as the lung, pancreas, and liver as well as other internal cell types.

Canada patent 2,459,957 – This patent contains claims related to the feeder-free culture of pluripotent stem cells wherein the stem cells are grown on an extracellular matrix and stimulated to grow with a fibroblast growth factor. In addition, the patent contains additional claims such as to genetically-modified pluripotent stem cells grown on such feeder-free conditions.

China patent 1543500B – The claims of this patent relate to heart muscle cells (cardiomyocytes) produced under certain conditions from human embryonic stem cells in conditions essentially free of feeder cells.

China patent 102803472B – The claims in this patent relate to methods to purify cellular formulations made from pluripotent stem cell progeny wherein the cell population comprises oligodendrocytes.

Japan patent 5479661 – Methods of Inducing Differentiation of Stem Cells. The patent relates to methods of making cardiomyocytes and vascular endothelial cells.

Japan patent 5460677 – is a patent with claims related to endoderm cells. Endoderm is one of the three major branches of cells originating from pluripotent stem cells. Endodermal cells contribute to internal organs such as the esophagus, stomach, lungs, liver, pancreas, as well as other tissues. The issued claims relate to such cells produced from human embryonic stem cells cultured in the presence of a growth factor known as activin.

Japan patent 2011-047716 – Oligodendrocytes derived from human embryonic stem cells for remyelination and treatment of spinal cord injury are described. The patent relates to methods of making oligodendrocytes from human embryonic stem cells. The patent is useful to Asterias Biotherapeutics, Inc. for its AST-OPC1 product development.

In-licensed Patents:

United States patent 8,691,793 – Certain claims in this patent relate to chemical modifications of glycosaminoglycans such as hyaluronic acid (one of the components of at least two HyStem®-related products in development by BioTime).

United States patent 8,753,884 – This patent has broad claims related to methods of producing human differentiated cells of any type from the morula or inner cell mass of an embryo without making human embryonic stem cell lines or induced pluripotent stem cell lines.

United States patent 8,637,635 – Claims in this case related to peptides that selectively home to heart vasculature and related conjugates and methods.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE MKT, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of BioTime and its subsidiaries, including Asterias Biotherapeutics, Inc., particularly those mentioned in the cautionary statements found in BioTime's and Asterias’ Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com